SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

February 13, 2006
Dear Stockholder:
      I am pleased to invite you to attend the 2006 annual meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Thursday, March 30, 2006, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts (the “Annual Meeting”). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.
      If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet voting systems, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in “street name” by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.
      Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely yours,

Dwight W. Decker
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 30, 2006
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS TO BE VOTED
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
PROPOSAL 5
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
STOCK PERFORMANCE GRAPH
OTHER PROPOSED ACTION
OTHER MATTERS

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MARCH 30, 2006
To the Stockholders of Skyworks Solutions, Inc.:
      The 2006 annual meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Thursday, March 30, 2006, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts (the “Annual Meeting”) to consider and act upon the following proposals:

1.	To elect two members of the Board of Directors of the Company to serve as Class I directors with terms expiring at the 2009 annual meeting of stockholders.

2.	To approve a plan to repurchase certain outstanding stock options issued pursuant to the Washington Sub, Inc. 2002 Stock Option Plan held by non-employees of the Company.

3.	To approve an amendment to the Company’s 2005 Long-Term Incentive Plan to increase the aggregate number of shares authorized for issuance under the plan by 10 million shares.

4.	To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the aggregate number of shares authorized for issuance under the plan by 2 million shares.

5.	To ratify the selection by our Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2006.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      Only stockholders of record at the close of business on February 1, 2006, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, we urge you to vote promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please complete, sign, date and return each proxy card, or complete each proxy by telephone or the Internet, to ensure that all of your shares are voted. Your proxy may be revoked at any time prior to the Annual Meeting. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the broker.

By Order of the Board of Directors,

MARK V.B. TREMALLO
Vice President, General Counsel and Secretary
Woburn, Massachusetts
February 13, 2006

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000
PROXY STATEMENT
      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”), for use at the Company’s annual meeting of stockholders to be held at 2:00 p.m., local time, on Thursday, March 30, 2006, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts or at any adjournment or postponement thereof (the “Annual Meeting”). The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation for the fiscal year ended September 30, 2005, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about February 13, 2006.
      Only stockholders of record at the close of business on February 1, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 159,475,720 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ certificate of incorporation and by-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting. As a stockholder, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), the broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker will be entitled to vote the shares with respect to “discretionary” items as described below but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case any shares voted by the broker will be treated as “broker non-votes”). If your shares are held in “street name” by your broker (or other nominee), please check your proxy card or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.
      The representation in person or by proxy of at least a majority of the issued and outstanding common shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

      Pursuant to the Company’s by-laws, directors are elected by a plurality vote and, therefore, the two nominees who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Accordingly, abstentions, which will not be voted, will not affect the outcome of the election of the nominees to the Board of Directors. In addition, the election of directors is a “discretionary” matter on which a broker (or other nominee) is authorized to vote in the absence of instruction from the beneficial owner.
      On all other matters to be acted upon at the Annual Meeting, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on each such matter, is required for approval. Proposals 2, 3 and 4 involve matters on which a broker (or other nominee) does not have discretionary authority to vote. Proposal 5 involves a matter on which a broker (or other nominee) does have discretionary authority to vote. With respect to Proposals 2, 3, 4 and 5 an abstention will have the same effect as a “no” vote. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
      The persons named as attorneys-in-fact in the proxies, David J. Aldrich and Allan M. Kline, were selected by the Board of Directors and are officers of the Company. Each executed proxy returned in time to be counted at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors, FOR the approval of a plan to repurchase certain stock options granted pursuant to the Washington Sub, Inc. 2002 Stock Option Plan held by non-employees of the Company, FOR the approval of the amendment to the Company’s 2005 Long-Term Incentive Plan, FOR the approval of the amendment to the Company’s 2002 Employee Stock Purchase Plan and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2006 fiscal year.
      If you plan to attend the Annual Meeting, please be sure to check the designated box on your proxy card indicating your intent to attend, and save the admission ticket attached to your proxy (the top half); or, indicate your intent to attend through Skyworks’ telephone or Internet voting procedures, and save the admission ticket attached to your proxy. If your shares are held in “street name” by your broker (or other nominee), please check your proxy card or contact your broker (or other nominee) to determine whether you will be able to indicate your intent to attend by telephone or via the Internet. In order to be admitted to the Annual Meeting, you will need to present your admission ticket, as well as provide a valid picture identification, such as a driver’s license or passport. If your shares are held in “street name” by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it at the Annual Meeting in order to vote.
      Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-4700. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or voted by telephone or via the Internet, as described therein). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.
      If you are a participant in the Skyworks 401(k) Savings and Investment Plan, you will receive a proxy card for the Skyworks shares you own through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of January 15, 2006, by the following individuals or entities: (i) each person who beneficially owns 5% or more of the outstanding shares of the Company’s common stock as of January 15, 2006; (ii) the Named Executives (as defined herein under the heading “Compensation of Executive Officers”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of January 15, 2006, there were 159,376,859 shares of Skyworks common stock issued and outstanding.
      In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within 60 days of January 15, 2006, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares
Names and Addresses of Beneficial Owners(1)	Beneficially Owned(2)		Percent of Class

Delaware Management Holdings(3)	10,659,803		6.7%
David J. Aldrich	1,717,923	(4)	1.1%
Kevin D. Barber	381,762	(4)	(*	)
Kevin L. Beebe	26,250		(*	)
Moiz M. Beguwala	394,794	(5)	(*	)
Dwight W. Decker	1,467,502	(5)	(*	)
Timothy R. Furey	153,750		(*	)
Liam K. Griffin	383,595	(4)	(*	)
Balakrishnan S. Iyer	427,037		(*	)
Allan M. Kline	210,613	(4)(6)	(*	)
Thomas C. Leonard	126,486		(*	)
David P. McGlade	11,250		(*	)
David J. McLachlan	111,350		(*	)
Gregory L. Waters	313,147	(4)	(*	)
All directors and executive officers as a group (16 persons)	6,207,920	(4)(5)(6)	3.8%

*	Less than 1%

(1)	Unless otherwise noted, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801 and stockholders have sole voting and investment power with respect to shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)	Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of January 15, 2006 (the “Current Options”), as follows: Aldrich – 1,432,564 shares under Current Options; Barber – 328,697 shares under Current Options; Beebe – 26,250 shares under Current Options; Beguwala – 382,760 shares under Current Options; Decker – 1,416,170 shares under Current Options; Furey – 153,750 shares under Current Options; Griffin – 313,633 shares under Current Options; Iyer – 420,955 shares under Current Options; Kline – 156,133 shares under Current Options; Leonard – 78,750 shares under Current Options; McGlade – 11,250 shares under Current Options; McLachlan – 108,750 shares under Current Options; Waters – 228,633 shares under Current Options; directors and executive officers as a group (16 persons) – 5,435,669 shares under Current Options.

(3)	Consists of shares beneficially owned by Delaware Management Holdings, Inc., a registered investment advisor wholly-owned by Delaware Management Business Trust. Delaware Management Business Trust is a wholly-owned subsidiary of Lincoln National Corp. Delaware Management Holdings, Inc. may be

deemed to share beneficial ownership with the various Delaware Investments Family of Funds. Of the shares beneficially owned, Delaware Management Holdings, Inc. and Delaware Management Business Trust (through its ownership Delaware Management Holdings, Inc.) have sole voting power with respect to 10,610,883 shares, sole disposition power with respect to 10,653,903 shares, and shared disposition power with respect to 5,900 shares. With respect to the information relating to the affiliated Delaware Management Holdings entities, the Company has relied on information supplied by such entities on a Schedule 13G filed with the SEC on February 9, 2005. The address of Delaware Management Holdings, as set forth on Schedule 13G filed by Delaware Management Holdings with the SEC on February 9, 2005, is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(4)	Includes shares held in the Company’s 401(k) savings plan.

(5)	Includes shares held in savings plan(s) of Conexant Systems, Inc., and/or Rockwell Automation, Inc., resulting from the distribution of Skyworks’ shares for shares of Conexant Systems, Inc. held in those plans in connection with the merger of the wireless communications business of Conexant Systems, Inc. with Alpha Industries, Inc. on June 25, 2002.

(6)	Includes 250 shares of Company common stock held in trust for the benefit of other persons, as to all of which Mr. Kline disclaims beneficial ownership.

PROPOSALS TO BE VOTED
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s certificate of incorporation and by-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Following Mr. Donald Beall’s retirement on April 28, 2005, the Board of Directors reduced its size from ten (10) to nine (9) members. Accordingly, the Board of Directors currently is composed of nine members: two Class I directors, three Class II directors and four Class III directors. The terms of these three classes are staggered in a manner so that only one class is elected by stockholders annually.
      To ensure compliance with the provisions of the Company’s certificate of incorporation and by-laws, and assuming no future changes in the size or composition of the Board of Directors, in connection with the 2008 annual meeting of the stockholders, the Board of Directors anticipates that it will designate at least one directorship that expires as of the 2008 annual meeting of the stockholders as a Class I directorship to achieve equality of number of directors among the three designated classes.
      A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the authorized number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has been duly qualified or until his earlier death, resignation or removal.
      Messrs. Iyer and Leonard have been nominated for election as Class I directors to hold office until the 2009 annual meeting of stockholders and thereafter until their successors have been duly elected and qualified. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the two nominees.
      Each person nominated for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person. No director, director nominee or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
      Set forth below is summary information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, including the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company, the year each nominee’s or director’s term will expire and class of director of each nominee and each director. This information is followed by additional biographical information about these individuals, as well as the Company’s other executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

		Year
Nominee’s or Director’s		Director
Name (and Year He		Term Will	Class of
First Became a Director)	Position(s) with the Company	Expire	Director

Nominees:
Balakrishnan S. Iyer (2002)	Non-Employee Director	2009	I
Thomas C. Leonard (1996)(3)	Non-Employee Director	2009	I
Continuing Directors:
David J. Aldrich (2000)	President, Chief Executive Officer and Director	2008	III
Moiz M. Beguwala (2002)	Non-Employee Director	2008	III
Dwight W. Decker (2002)	Non-Employee Director and Chairman of the Board	2008	III
David P. McGlade (2005)(1)(2)(3)	Non-Employee Director	2008	III
Kevin L. Beebe (2004)(1)(2)(3)	Non-Employee Director	2007	II
Timothy R. Furey (1998)(2)(3)	Non-Employee Director	2007	II
David J. McLachlan (2000)(1)(3)	Non-Employee Director	2007	II

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth for each director and executive officer of the Company, his age and position with the Company as of February 1, 2006:

Name	Age	Title

Dwight W. Decker	55	Chairman of the Board
David J. Aldrich	49	President, Chief Executive Officer and Director
Kevin L. Beebe	46	Director
Moiz M. Beguwala	59	Director
Timothy R. Furey	47	Director
Balakrishnan S. Iyer	49	Director
Thomas C. Leonard	71	Director
David P. McGlade	45	Director
David J. McLachlan	67	Director
Allan M. Kline	60	Vice President and Chief Financial Officer
Kevin D. Barber	45	Senior Vice President and General Manager, Mobile Platforms
Liam K. Griffin	39	Senior Vice President, Sales and Marketing
George M. LeVan	60	Vice President, Human Resources
Stanley A. Swearingen, Jr.	46	Vice President and General Manager, Linear Products
Mark V.B. Tremallo	49	Vice President, General Counsel and Secretary
Gregory L. Waters	45	Executive Vice President
      Dwight W. Decker, age 55, has been Chairman of the Board of Directors since June 2002. Dr. Decker has also served as Chairman of the Board of Conexant Systems, Inc. (a broadband communication semiconductor company) since December 1998 and has served as a director of Conexant since 1996. Since November 2004, Dr. Decker has also served as Conexant’s Chief Executive Officer, a position he previously held from December 1998 until March 2004. He served as Senior Vice President of Rockwell International Corporation (now, Rockwell Automation, Inc.) (electronic controls and communications) and President, Rockwell Semiconductor Systems (now Conexant) from July 1998 to December 1998; Senior Vice President of Rockwell; and President, Rockwell Semiconductor Systems and Electronic Commerce prior thereto. Dr. Decker is also a director of Mindspeed Technologies, Inc. (networking infrastructure semiconductors), Pacific Mutual Holding Company (life insurance) and Jazz Semiconductor, Inc. (semiconductor wafer foundry). He is also a director or member of numerous professional and civic organizations.
      David J. Aldrich, age 49, has served as President, Chief Executive Officer, and Director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1996 to May 1999, when he was appointed Executive Vice President, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions), including Manager Integrated Circuits Active Products, Corporate Vice President Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division.
      Kevin L. Beebe, age 46, has been a director since January 2004. He has been Group President of Operations at ALLTEL Corporation, a telecommunications services company, since 1998. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Corporation, a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/ Southwestern Bell as a Manager.
      Moiz M. Beguwala, age 59, has been a director since June 2002. He is an executive employee of Conexant Systems, Inc., and served as Senior Vice President and General Manager of the Wireless Communications

business unit of Conexant from January 1999 to June 2002. Prior to Conexant’s spin-off from Rockwell International Corporation, Mr. Beguwala served as Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc. from October 1998 to December 1998; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor Systems, Inc. from January 1998 to October 1998; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc. from October 1995 to January 1998. Mr. Beguwala serves on the Board of Directors of SIRF Technology.
      Timothy R. Furey, age 47, has been a director since 1998. He has been Chief Executive Officer of MarketBridge, a privately owned sales and marketing strategy and technology professional services firm, since 1991. His company’s clients include organizations such as IBM, British Telecom and other global Fortune 500 companies selling complex technology products and services into both OEM and end-user markets. Prior to 1991, Mr. Furey held a variety of consulting positions with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute.
      Balakrishnan S. Iyer, age 49, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from December 1998 to June 2003, and has been a director of Conexant since February 2002. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was corporate controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Conexant, Invitrogen Corporation, Power Integrations, QLogic Corporation, and IHS, Inc.
      Thomas C. Leonard, age 71, has been a director since August 1996. From April 2000 until June 2002 he served as Chairman of the Board of the Company, and from September 1999 to April 2000, he served the Company as Chief Executive Officer. From July 1996 to September 1999, he served as President and Chief Executive Officer. Mr. Leonard joined the Company in 1992 as a Division General Manager and was elected a Vice President in 1994. Mr. Leonard has over 30 years’ experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.
      David P. McGlade, age 45, has been a director since February 2005. Since April 2005, he has served as the Chief Executive Officer of Intelsat, a worldwide provider of satellite communications services. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK, a subsidiary of mmO2, a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS; Chief Executive Officer and co-founder of Pure Matrix, a U.S. software company that enables the creation of services on mobile phones; Chief Executive Officer of CatchTV, an Internet/TV convergence company; and Vice President, Operations at TCI.
      David J. McLachlan, age 67, has been a director since 2000. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation, a biotechnology company, from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme Corporation from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President, Chief Financial Officer of Adams-Russell Company, an electronic component supplier and cable television franchise owner. Mr. McLachlan also serves on the Boards of Directors of Dyax Corporation, a biotechnology company, and HearUSA, Ltd., a hearing care services company.
      Allan M. Kline, age 60, has been Vice President and Chief Financial Officer since January 2004. From May 2003 until January 2004, Mr. Kline served as Chief Financial Officer of Fibermark, Inc., a producer of specialty fiber-based materials that filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (“U.S.B.C.”) on November 15, 2004. Prior to this, from June 1996 to February 2002, Mr. Kline served as Chief Financial Officer for Acterna Corporation, a global communications test and management company that filed a voluntary petition for reorganization under Chapter 11 of the U.S.B.C. on May 6, 2003. He has also served as Chief Financial Officer for CrossComm Corp., a provider of internetworking systems from 1995 to 1996 and for Cabot Safety Corporation, a subsidiary of Cabot Corporation, a basic materials manufacturer from 1990 to 1994. Mr. Kline was also a Vice President at O’Connor, Wright Wyman, Inc., a merger and acquisition advisory firm from August 2002 to May 2003, and served on the Board of Directors of Acterna and CrossComm. Mr. Kline also serves as a director of the Massachusetts Network Communications Council. He began his career at Arthur Young & Co. in 1969, where he was a partner for six years.

      Kevin D. Barber, age 45, has served as Senior Vice President and General Manager, Mobile Platforms since November 2005 and Senior Vice President and General Manager, RF Solutions since September 2003. Previously, Mr. Barber served as Senior Vice President, Operations from June 2002 to September 2003; Senior Vice President, Operations of Conexant Systems, Inc. (broadband communication semiconductors) from February 2001 to June 2002; Vice President, Internal Manufacturing from August 2000 to February 2001; Vice President, Device Manufacturing from March 1999 to August 2000; Vice President, Strategic Sourcing from November 1998 to March 1999; and Director, Material Sourcing of Rockwell Semiconductor Systems (now Conexant) from May 1997 to November 1998. Prior to this, Mr. Barber held various engineering and operational roles at Rockwell Semiconductor Systems since April 1984.
      Liam K. Griffin, age 39, joined the Company in August 2001 and serves as Senior Vice President, Sales and Marketing. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems.
      George M. LeVan, age 60, has served as Vice President, Human Resources since June 2002. Previously, Mr. LeVan served as Director, Human Resources, from 1991 to 2002 and has managed the human resource department since joining the Company in 1982. Prior to 1982, he held human resources positions at Data Terminal Systems, Inc., W.R. Grace & Co., Compo Industries, Inc. and RCA.
      Stanley A. Swearingen, Jr., age 46, joined the Company in August 2004 and serves as Vice President and General Manager, Linear Products. Prior to joining Skyworks, from November 2000 to August 2004, Mr. Swearingen was Vice President and General Manager of Agere Systems’ Computing Connectivity division, where he was responsible for the design and manufacturing of wired and wireless connectivity solutions. Prior to this, from July 1999 to November 2000, he served as President and Chief Operating Officer of Quantex Microsystems, a direct provider of personal computers, servers and Internet infrastructure products. He has also held senior management positions at National Semiconductor, Cyrix and Digital Equipment Corp.
      Mark V.B. Tremallo, age 49, joined the Company in April 2004 and serves as Vice President, General Counsel and Secretary. Previously, from January 2003 to April 2004, Mr. Tremallo was Senior Vice President and General Counsel at TAC Worldwide Companies, a technical workforce solutions provider. Prior to TAC, from May 1997 to May 2002, he was Vice President, General Counsel and Secretary at Acterna Corp., a global communications test equipment and solutions provider, which filed a voluntary petition for reorganization under Chapter 11 of the U.S.B.C. on May 6, 2003. Earlier, Mr. Tremallo served as Vice President, General Counsel and Secretary at Cabot Safety Corporation.
      Gregory L. Waters, age 45, joined the Company in April 2003, and has served as Executive Vice President since November 2005, and Vice President and General Manager, Cellular Systems since May 2004. Previously, from February 2001 until April 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems and, beginning in 1998, held positions there as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions within Texas Instruments, including Director of Network Access Products and Director of North American Sales.
      As part of the terms of the merger of the wireless communications business of Conexant Systems, Inc. with and into Alpha Industries, Inc. on June 25, 2002 (the “Merger”), four designees of Conexant — Donald R. Beall (who retired as a director in April 2005), Moiz M. Beguwala, Dwight W. Decker and Balakrishnan S. Iyer — were appointed to our Board of Directors. Each of the remaining three Conexant designees to our Board of Directors continues to have a business relationship with Conexant. Mr. Decker currently serves as the chief executive officer and chairman of the board of Conexant. Mr. Iyer currently serves as a non-employee director of Conexant. Mr. Beguwala is a current employee, as well as a former executive officer, of Conexant.

CORPORATE GOVERNANCE
General
      Board of Director and Stockholder Meetings: The Board of Directors met six (6) times during the fiscal year ended September 30, 2005 (“fiscal year 2005”). Each director attended at least 75% of the Board of Directors meetings and the meetings of the committees of the Board of Directors on which he served in fiscal year 2005. The Company’s policy is that directors are encouraged to attend the annual meeting of stockholders and expected to do so when such meeting is held in conjunction with a regularly scheduled meeting of the Board of Directors. Five (5) members of the Board of Directors attended the 2005 annual meeting of stockholders.
      Board of Director Independence: Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely Kevin L. Beebe, Moiz M. Beguwala, Timothy R. Furey, Balakrishnan S. Iyer, Thomas Leonard, David J. McLachlan, and David P. McGlade, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of the Company within the meaning of applicable NASDAQ Rules.
      Corporate Governance Guidelines: The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s Corporate Governance Guidelines is available on the Investor Relations portion the Company’s website at: http://www.skyworksinc.com.
      In accordance with these Corporate Governance Guidelines, independent members of the Board of Directors of the Company met in executive session without management present twice during fiscal year 2005. The Board of Directors has designated Mr. Furey as the presiding director for these meetings.
      Stockholder Communications: Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.
      Codes of Ethics: The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, as well as a Code of Ethics For Principal Financial Officers. Links to these codes of ethics are on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.
COMMITTEES OF THE BOARD OF DIRECTORS
      The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
      Audit Committee: Skyworks has established a separately designated Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Mr. McLachlan, who serves as the chairman, and Messrs. Beebe and McGlade. The Board of Directors has determined that each of the members of the committee is independent within the meaning of applicable NASDAQ Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that the Chairman of the Audit Committee, Mr. McLachlan, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met nine (9) times during fiscal year 2005.
      The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at: http://www.skyworksinc.com.
      The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP for fiscal year 2005.
      Compensation Committee: The members of the Compensation Committee are Mr. Furey, who serves as the chairman, and Messrs. Beebe and McGlade, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules. The Compensation Committee met eight (8) times during fiscal year 2005. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation, of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ stock option plans. The Board of Directors has adopted a written charter for the Compensation Committee, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.
      Nominating and Corporate Governance Committee: The members of the Nominating and Corporate Governance Committee, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules, are Mr. Beebe, who serves as the chairman, and Messrs. Furey, Leonard, McGlade, and McLachlan. The Nominating and Corporate Governance Committee met three (3) times during fiscal year 2005. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.
      Director Nomination Procedures: The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

•	A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

•	A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

•	The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

•	Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

•	Leadership or substantial achievement in their particular fields;

•	Demonstrated ability to exercise sound business judgment;

•	Integrity and high moral and ethical character;

•	Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•	Capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

•	Ability to work well with others;

•	High degree of interest in the business of the Company;

•	Dedication to the success of the Company;

•	Commitment to the responsibilities of a director; and

•	International business or professional experience.
      In addition, the committee will consider that a majority of the Board of Directors must meet the independence requirements promulgated by the applicable NASDAQ Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.
      The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance Committee has not received a recommendation for a director nominee from any stockholder of the Company’s voting stock.
      Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to the committee not later than October 16, 2006, in accordance with the procedures set forth below in this Proxy Statement under the heading “Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

•	Name of the stockholder, whether an entity or an individual, making the recommendation;

•	A written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

•	Name of the individual recommended for consideration as a director nominee;

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

•	A written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and The NASDAQ Stock Market, Inc.;

•	A written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

•	A written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest.
      Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary of Skyworks Solutions, Inc.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee of the Board of Directors currently comprises Messrs. Beebe, Furey and McGlade. No member of this committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No such member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of Skyworks has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Skyworks.
PROPOSAL 2
APPROVAL OF A PLAN TO REPURCHASE CERTAIN STOCK OPTIONS ISSUED UNDER THE
WASHINGTON SUB, INC. 2002 STOCK OPTION PLAN HELD BY NON-EMPLOYEES
      On January 31, 2006, our Board of Directors authorized, subject to stockholder approval, a stock option repurchase plan whereby eligible participants under the Washington Sub, Inc. 2002 Stock Option Plan (the “Washington Plan”) may tender for cash outstanding stock options issued pursuant to the Washington Plan with option exercise prices of $13.00 or more (the “Repurchase Plan”). Only those participants under the Washington Plan who are not employees of the Company, and who have not had a fiduciary relationship with the Company after June 25, 2002, may participate in the Repurchase Plan (“Eligible Participants”). The Company’s non-employee directors will not be eligible to participate in the Repurchase Plan.
      If the Company’s stockholders approve the Repurchase Plan and the Board of Directors instructs the Company to proceed with the plan, Eligible Participants will be allowed to tender Washington Plan options outstanding as of the tender date for the following cash payments:

If the exercise price of the outstanding		Eligible Participants will receive the following
Washington Plan option is:	Then	cash payments:

$13.00 to $16.99 per share of common stock subject to the option	→	$0.75 per share of common stock subject to the option

$17.00 to $21.99 per share of common stock subject to the option	→	$0.50 per share of common stock subject to the option

$22.00 or higher per share of common stock subject to the option	→	$0.25 per share of common stock subject to the option

      While stockholder approval is not required by law, regulation, listing requirements or the Company’s corporate governance documents to authorize the Repurchase Plan, our Board of Directors believes that the Repurchase Plan should be submitted to the Company’s stockholders; however, the Board of Directors has not determined what action will be taken if the Repurchase Plan is not approved.

Background of the Washington Plan
      The Washington Plan became effective on June 25, 2002, in connection with the spin-off and merger of the wireless business of Conexant Systems, Inc. (“Conexant”) into Alpha Industries, Inc. At the time of the spin-off of Conexant’s wireless business, certain outstanding Conexant options granted pursuant to certain Conexant stock-based compensation plans were converted so that following the spin-off and merger each holder of such options held (i) options to purchase shares of Conexant common stock and (ii) options to purchase shares of Skyworks common stock. The purpose of the Washington Plan is to provide a means for the Company to perform its obligations with respect to these converted stock options. The only participants in the Washington Plan are those persons who, at the time of the spin-off and merger, held outstanding options granted pursuant to certain Conexant stock option plans. Skyworks has not granted additional stock options under the Washington Plan following the spin-off and merger. The outstanding options under the Washington Plan generally have the same terms and conditions as the original Conexant options from which they were derived.
      Skyworks agreed to keep each of these stock options issued to the Conexant participants outstanding pursuant to each option’s original terms for so long as the participant in the Washington Plan continued to be employed by Conexant (or certain associated entities). As a result, as of December 30, 2005, Eligible Participants held options issued under the Washington Plan for the purchase of approximately 8.1 million shares of the Company’s common stock with an exercise price of $13.00 or more. Approximately 85% of these options will not expire until January 1, 2009 or later.
      On February 1, 2006, the last reported sale price of the Company common stock on the NASDAQ Stock Market was $5.32. Comparatively, the options to be repurchased pursuant to the Repurchase Plan have exercise prices ranging from $13.00 per share to $153.73 per share, with a weighted average exercise price of $20.79 and a weighted average remaining life of 3.75 years. As a result of the difference between the current market price of the Company’s common stock and the exercise price of these options, participants in the Washington Plan hold stock options issued under the plan with exercise prices significantly higher than the current market price for the Company’s common stock. Given that the Eligible Participants have no employment relationship with the Company, the Board of Directors does not believe the Company derives any incentive or retentive benefit from the continuing outstanding status of such options.
      Additionally, the Board of Directors believes that the Repurchase Plan will benefit the Company by reducing the Company’s option “overhang.” The Company defines “overhang” as the total number of shares of common stock underlying stock-based awards granted but not yet exercised (excluding shares issuable under our employee stock purchase plan), plus shares available for grant, divided by the total number of shares of common stock outstanding at the end of the reporting period. Assuming the full participation of all Eligible Participants, the Repurchase Plan would reduce the Company’s current option “overhang” by approximately 5 percentage points. Options tendered, and accepted, for repurchase under the Washington Plan will be cancelled and will not be available for future grant.
Description of the Repurchase Plan

Implementation; Eligibility
      The Board of Directors authorized the Repurchase Plan on January 31, 2006, subject to stockholder approval. If approved, Eligible Participants are currently expected to be offered the opportunity to participate in the Repurchase Plan under a tender offer following the submission of the necessary materials to the SEC.
      Even if approved by our stockholders, the Board of Directors is not obligated to commence the Repurchase Plan, and may determine not to proceed with the Repurchase Plan, or may alter the terms of the plan without further stockholder approval. The Board of Directors will also retain the authority, in its discretion, to terminate or postpone the Repurchase Plan at any time prior to the expiration of the tender offer.

Eligible Options and Cost of Plan
      As of December 30, 2005, options to purchase approximately 11 million shares were outstanding under the Washington Plan. Of these outstanding options, options to purchase approximately 8.1 million shares were held by Eligible Participants, having an exercise price of at least $13.00, would be eligible to be repurchased by the Company pursuant to the Repurchase Plan. If all of these options were tendered to the Company and accepted for repurchase, the total cost of the Repurchase Plan would be approximately $4.3 million.

Election to Participate
      Participation in the Repurchase Plan will be voluntary; however, if an Eligible Participant elects to tender his or her outstanding options to the Company, the Eligible Participant will be required to tender all outstanding options issued pursuant to the Washington Plan with an exercise price of $13.00 or more. The partial tender of outstanding options will not be permitted. Participation in the Repurchase Plan may also be conditioned upon the execution of certain releases and option agreement amendments between each participant in the plan and the Company. The specific processes by which one will be permitted to participate in the Repurchase Plan will be set forth in the documents prepared and the SEC filings made pursuant to the tender offer in connection with the Repurchase Plan.

Accounting Treatment
      Pursuant to SFAS No. 123(R), the cash payments made to the Eligible Participants in exchange for the tendered stock options would be recorded against stockholders’ equity so long as the cash paid did not exceed the fair value of the stock options accepted for repurchase as of the date of such repurchase. To the extent the cash paid in exchange for a stock option exceeds the option’s fair value at the time of repurchase, the Company would recognize compensation expense for such difference.

U.S. Federal Income Tax Consequences
      An Eligible Participant who tenders his or her stock options for payment will recognize ordinary income equal to the amount of the cash payment made to the Eligible Participant by the Company.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN TO REPURCHASE CERTAIN STOCK OPTIONS ISSUED UNDER THE WASHINGTON SUB, INC. 2002 STOCK OPTION PLAN HELD BY NON-EMPLOYEES
PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN
      The Board of Directors believes that the continued growth and profitability of Skyworks depends, in large part, on its ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Skyworks believes that its stock-based compensation programs are central to this objective. Skyworks anticipates that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our needs beyond next year, thus impairing our ability to attract and retain key employees through the grant of stock-based awards. We are currently authorized to issue up to 5 million shares of our common stock, subject to adjustment in the event of stock splits and other similar events, pursuant to awards granted under the 2005 Long-Term Incentive Plan (“2005 LTIP”). As of December 30, 2005, there were approximately 3.2 million shares remaining available for future awards under the 2005 LTIP. Accordingly, on January 31, 2006, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2005 LTIP that increased, from 5 million to 15 million, the number of shares of our common stock available for issuance under the 2005 LTIP, subject to adjustment in the event of stock splits and other similar events. We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the amendment to the 2005 LTIP vital to our future success.
      The 2005 LTIP, among other things:

•	Prohibits the granting of stock options with an exercise price below the fair market value of the common stock on the grant date;

•	Provides a discounted “share reduction” formula in the pool of available shares, whereby the issuance of any “full value” award (i.e., an award other than a nonqualified stock option with up to a seven (7) year term) will reduce the pool of available shares by 1.5 shares. Thus, if no nonqualified stock options were to be issued from the additional 10 million shares requested under the 2005 LTIP, the maximum number of shares of common stock subject to other awards from the shares requested would be 6,666,667 shares.

•	Prohibits repricing, or reducing the exercise price of a stock option, without first obtaining stockholder approval; and,

•	Does not include any “evergreen” or “reload” provisions.
      As of December 30, 2005, the Company had a total of 33,579,067 shares reserved for issuance pursuant to outstanding stock options, with a weighted average exercise price of $12.28 and a weighted average life of 6.44 years, and a total of 653,625 issued but unvested restricted shares. As of December 30, 2005, pursuant to all of its stock-based compensation plans, the Company had 4,645,555 shares available for future grant to employees, and 412,500 available for future grant to non-employee members of its Board of Directors. Depending on the mix of “full value” and nonqualified stock options awarded under the 2005 LTIP, additional dilution from this share request would range from 4.2% to a maximum of 6.3% (based on shares outstanding as of December 30, 2005).
Description of the 2005 LTIP
      This summary is qualified in its entirety by reference to the 2005 LTIP, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2005 LTIP may be obtained from the Secretary of the Company.

Types of Awards
      The 2005 LTIP provides for the grant of nonqualified stock options, restricted stock awards, stock appreciation rights and other stock-based awards, including the grant of shares based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock (collectively, “Awards”).
      Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of seven (7) years. The 2005 LTIP permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.
      Unless such action is approved by the Company’s stockholders: (1) no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the option (other than adjustments to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) and (2) the Board of Directors may not cancel any outstanding option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. No option shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.
      Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Instead of issuing common stock that is subject to repurchase, the Board may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock in the event that the conditions specified in the applicable Award are satisfied prior to the end of the applicable restriction period established for such Award.
      Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock over the value of the Common on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights.
      Other Stock-Based Awards. Under the 2005 LTIP, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock.

Eligibility to Receive Awards
      Employees, officers, consultants and advisors of the Company and its subsidiaries, and of other business ventures in which the Company has a significant interest, are eligible to be granted Awards under the 2005 LTIP. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 LTIP is 750,000 shares per calendar year.

Plan Benefits
      As of February 1, 2006, approximately 4,000 persons are eligible to receive Awards under the 2005 LTIP, including the Company’s eight (8) executive officers. The granting of Awards under the 2005 LTIP is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On February 1, 2006, the last reported sale price of the Company common stock on the NASDAQ Stock Market was $5.32.

Administration
      The 2005 LTIP is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 LTIP and to interpret the provisions of the 2005 LTIP. Pursuant to the terms of the 2005 LTIP, the Board of Directors may delegate authority under the 2005 LTIP to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 LTIP, including the granting of options to executive officers.
      Subject to any applicable limitations contained in the 2005 LTIP, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the common stock), (iii) the duration of options (which may not exceed seven (7) years) and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      The Board of Directors is required to make appropriate adjustments in connection with the 2005 LTIP and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 LTIP also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.
      If a Change in Control Event occurs, except to the extent specifically provided to the contrary in any Award agreement or any other agreement between a Participant and the Company, any options outstanding as of the date the Change of Control occur and not then exercisable shall automatically become fully exercisable and all restrictions and conditions on all Restricted Stock Awards shall automatically be deemed terminated or satisfied. A “Change in Control Event” occurs if the Continuing Directors (as defined below) cease for any reason to constitute a majority of the Board. A “Continuing Director” will include any member of the Board as of the effective date of the Plan and any individual nominated for election to the Board by a majority of the then Continuing Directors.

      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2005 LTIP.

Amendment or Termination
      The Board of Directors may at any time amend, suspend or terminate the 2005 LTIP, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders. No Award may be granted under the 2005 LTIP after February 1, 2015, but Awards previously granted may extend beyond that date.
      If stockholders do not approve the amendment of the 2005 LTIP, the proposed amendment to the 2005 LTIP will not go into effect. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences
      The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.
      Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Restricted Stock; Restricted Stock Units. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code (the “IRC”) is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. The tax treatment of a restricted stock unit and the stock issued upon the vesting of a restricted stock unit is the same as described above for restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.
      Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the appreciation in the value of the stock underlying the stock appreciation right. When the stock distributed in settlement of the stock appreciation right is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the exercise date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the IRC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL
OF THE AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN
      The Board of Directors believes it is in the best interest of the Company to encourage stock ownership by employees of the Company. The 2002 Employee Stock Purchase Plan (“ESPP”) affords employees of the Company the opportunity to purchase shares of the Company’s common stock at a discount through regular payroll deductions. The Company believes the ESPP enhances its ability to seek and retain the services of highly skilled and competent persons to serve as employees of the Company, and at the same time, encourages employee stock ownership. Under the Company’s ESPP, the Company has currently reserved 1,880,000 shares of common stock to provide eligible employees, including officers and directors who are employees, with opportunities to purchase shares. As of December 30, 2005, there were only 62,433 shares available for future purchase under the ESPP. Accordingly, on January 31, 2006, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESPP increasing the number of shares of common stock authorized for purchase under the ESPP by 2 million shares to a total of 3,880,000. With the approval of the amendment to the Skyworks ESPP by the stockholders, it is the intention of the Company to have the ESPP continue to qualify as an “employee stock purchase plan” under Section 423 of the IRC, which may provide certain tax benefits to employees as described below. In addition, if the amendment to the ESPP is approved, the Company intends to continue providing non-U.S. employees with the opportunity to purchase shares of the Company’s common stock at a discount pursuant to Skyworks’ Non-Qualified Employee Stock Purchase Plan (“NQ ESPP”). If this amendment is not approved by the stockholders, the Company will not be able to offer employees an opportunity to participate in the ESPP (or the NQ ESPP) in the future because of the limited number of shares that would otherwise remain available for issuance under the ESPP.
Description of the ESPP
      This summary is qualified in its entirety by reference to the ESPP, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the ESPP may be obtained from the Secretary of the Company.

Eligibility
      All employees of the Company and its participating subsidiaries who are employed by the Company at least ten (10) business days prior to the first day of the applicable offering period are eligible to participate in the ESPP, except for any employee who owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company stock. An employee’s rights under the ESPP will terminate when he or she ceases to be an employee.

Participation in the ESPP
      The number of shares that participants may purchase under the ESPP is discretionary and the value of the Company’s common stock purchased by participants under the ESPP will vary based on the fair market value of the Company’s common stock on an offering period’s commencement date or termination date. Accordingly, the number of shares that will be purchased by the Named Executives (as identified in the “Compensation of Executive Officers” section of this Proxy Statement), executive officers as a group, and non-executive officers as a group in the future are not currently determinable. The Company’s non-employee directors are not eligible to participate in the ESPP.

Stock Subject to the ESPP
      Without giving effect to the proposed amendment, an aggregate of 1,880,000 shares of common stock are currently authorized for issuance under the ESPP. If there are any unexercised options granted under the ESPP that expire or terminate or options that cease to be exercisable, the unpurchased shares subject to such option will again be available under the ESPP. If the number of shares of common stock available for any offering period is insufficient to satisfy the requirements for that offering period, the available shares for that offering period shall be apportioned among participating employees in proportion to their options.

Offering Periods
      The Compensation Committee of the Board of Directors is expressly permitted to establish the offering periods, provided however that in no event shall any offering period extend for more than twenty-four (24) months. Subject to the foregoing, the offering periods will generally consist of six month periods commencing on each August 1 and February 1 and terminating on each January 31 and July 31, respectively.

Stock Options
      On the commencement date of each offering period, the Company will grant to each participant an option to purchase on the termination date of each offering period at the Option Exercise Price (as defined below), that number of full shares of common stock equal to the amount of each participant’s accumulated payroll deductions made during the offering period, up to a maximum of 1,000 shares. This maximum may be increased or decreased as set forth in the ESPP. If the participant’s accumulated payroll deductions on the termination date would result in a purchase of more than the maximum allowed under the plan, the excess deductions will be refunded to the participant, without interest.
      The Option Exercise Price for each offering period is the lesser of: (i) eighty-five percent (85%) of the fair market value (as defined in the ESPP) of the common stock on the offering commencement date, or (ii) eighty-five percent (85%) of the fair market value of the common stock on the offering termination date, in either case rounded up to the next whole cent. If the participant’s accumulated payroll deductions on the last day of the offering period would otherwise enable the participant to purchase common stock in excess of the limitation prescribed under Section 423(b)(8) of the IRC, the excess will be refunded by the Company, without interest.

Option Exercise
      Each participant in the ESPP on the termination date of each offering period will be deemed to have exercised his or her option on such date and to have purchased from the Company such number of full shares of common stock reserved for the ESPP as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, subject to the maximums and limitations set forth in the ESPP.

Entering the ESPP and Participation
      An eligible employee may enter the ESPP by enrolling and authorizing payroll deductions not later than ten (10) business days before the next commencement date. Unless the participant files a revised authorization, or withdraws from the ESPP, his or her participation under the enrollment on file will continue as long as the ESPP remains in effect.
      A participant may withdraw in full from the ESPP prior to the termination date, in which event the Company will refund without interest the entire balance of such employee’s deductions not previously used to purchase common stock under the ESPP. Upon termination of the participant’s employment because of death, the person(s) entitled to receipt of the common stock and/or cash shall have the right to elect, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the ESPP, or (ii) to exercise the employee’s option for the purchase of shares of common stock on the next offering termination date following the date of the employee’s death.
      The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon.

Deduction Amounts
      An employee may authorize payroll deductions from 1% to 10% (in whole number percentages only) of his or her eligible compensation (as defined in the ESPP). An employee may not make any additional payments into such account. Only full shares of common stock may be purchased. Any balance remaining in an employee’s account after a purchase will, to the extent not refunded as set forth above, be reported to the employee and will generally be carried forward to the next offering period. Payroll deductions may not be increased, decreased or suspended by a participant during an offering period.

ESPP Termination and Amendment
      The ESPP may be terminated at any time by the Company’s Board of Directors. It will terminate in any case on the earlier of December 31, 2012, or when all of the shares of common stock reserved for the ESPP have been purchased. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the ESPP, subject to certain restrictions set forth in the ESPP.

Sale of Stock Purchased Under the ESPP
      An employee may sell stock purchased under the ESPP at any time the employee chooses, subject to compliance with Company trading policies, any applicable federal or state securities laws, and subject to certain restrictions imposed under the ESPP.

ESPP Administration and Cost
      The Company will bear all costs of administering and carrying out the ESPP, and the ESPP may be administered by the Compensation Committee, or such other committee as may be appointed by the Board of Directors of the Company. No member of the Compensation Committee is eligible to participate in the ESPP while serving as a member of the Compensation Committee. The President, the Chief Financial Officer of the Company, and any other ESPP administrators may determine the methods through which eligible employees may elect to participate, amend their participation, or withdraw from participation in the ESPP, and establish methods of enrollment. The ESPP administrators are further authorized to determine the means of issuance of common stock and the procedures established to permit tracking of disqualifying dispositions of shares or to restrict transfer of such shares.
      The Company will indemnify each member of the Board of Directors and the Compensation Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under the ESPP.
      As soon as administratively practicable after the end of each offering period, the ESPP administrators shall prepare and distribute or make otherwise readily available to each participating employee in the ESPP information concerning the amount of the participating employee’s accumulated payroll deductions as of the offering termination date, the Option Exercise Price for such offering period, the number of shares of common stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next offering period, or returned to the participating employee without interest.

Application of Funds
      The proceeds received by the Company from the sale of common stock pursuant to options granted under the ESPP may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

Changes of Common Stock
      If the Company should subdivide or reclassify the common stock, or should declare thereon any dividend payable in shares of such common stock, or should take any other action of a similar nature affecting such common stock, then the number and class of shares of common stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

Merger or Consolidation
      If the Company should merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the ESPP and refund without interest the entire balance of each participant’s deductions, or (ii) entitle each participant to receive on the offering termination date upon the exercise of such option for each share of common stock as to which such option shall be exercised the securities or property to which a holder of one share of the common stock was entitled upon and at the time of such merger or consolidation. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

Federal Income Tax Consequences
      The following summarizes certain United States federal income tax considerations for employees participating in the ESPP and certain tax effects to the Company. This summary, however, does not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant’s death. This summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state, local and foreign) of exercising his or her rights under the ESPP. The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Internal Revenue Code are not applicable to the ESPP.
      The amounts deducted from an employee’s pay under the ESPP will be included in the employee’s compensation subject to United States federal income tax, and the Company will withhold taxes on these amounts. Generally, the employee will not recognize any additional income at the time options are granted pursuant to the ESPP or at the time the employee purchases shares under the ESPP.
      If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the offering period in which the employee acquired such shares, the employee will recognize ordinary compensation income (i.e., not capital gain income) at the time of such disposition in an amount equal to the excess, if any, of the fair market value of the shares on the day the shares were purchased over the amount the employee paid for the shares. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s tax basis in the shares (generally, the fair market value of the shares on the day of purchase). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year. The holding period for determining whether the gain or loss realized is short or long term will not begin until the employee is deemed to have purchased shares under the ESPP.
      If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the offering period in which the employee acquired the shares, the employee will recognize ordinary compensation income at the time of such disposition in an amount equal to the lesser of:

(a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares; or

(b) 15% of the fair market value of the shares measured as of the first business day of the offering period in which the shares were purchased.
      In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the fair market value of the shares on the day of purchase. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year and otherwise will be short-term capital gain or loss.
      If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the offering period in which such shares were purchased, the Company generally will be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary compensation income recognized by the employee as a result of such disposition. If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the offering period in which the employee acquired the shares, the Company will not be entitled to any deduction for United States federal income tax purposes with respect to the options or the shares issued upon their exercise.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL
OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 5
RATIFICATION OF THE SELECTION OF KPMG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
      The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending September 29, 2006 (“fiscal year 2006”), and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended September 30, 2005, and has been the independent registered public accounting firm for the Company’s predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2006.
      Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
      Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent within the meaning of applicable NASDAQ Rules. The Audit Committee operates under a written charter approved by the Board of Directors.
      Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for the year ended September 30, 2005 results of the internal and external audit examinations, evaluations of the Company’s internal controls and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures and a letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm such firm’s independence vis-à-vis the Company.
      Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, as filed with the SEC.

The Audit Committee

Kevin L. Beebe
David P. McGlade
David J. McLachlan, Chairman

AUDIT FEES
      KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2005 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2005. The following table summarizes the fees of KPMG LLP billed to us for the last two fiscal years.

	Fiscal Year		Fiscal Year
Fee Category	2005	% of Total	2004	% of Total

Audit Fees-Financial Statement Audit	$615,900	47%	$579,000	87%
Audit Fees-Section 404 of Sarbanes-Oxley	684,500	52%	—	0%

Total Audit Fees(1)	$1,300,400	99%	$579,000	87%
Audit-Related Fees(2)	15,250	1%	21,220	3%
Tax Fees(3)	—	0%	65,000	10%
All Other Fees(4)	3,000	0%	1,350	0%

Total Fees	$1,318,650	100%	$666,570	100%

      In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services to be provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP during fiscal 2005 and fiscal 2004.

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. In 2005 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes Oxley Act.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to an employee benefit plan audit, registration statement filings for financing activities and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $0 and $65,000 of the total tax fees for fiscal year 2005 and 2004, respectively. Tax advice and tax planning services relate to assistance with tax audits.

(4)	All other fees for fiscal year 2005 and 2004 consist of licenses for accounting research software.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee, which is comprised solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the IRC and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components of the compensation to be paid to the Chief Executive Officer of Skyworks, each of the Company’s executive officers, and any other officers or employees who report directly to the Chief Executive Officer (collectively, the “Senior Executives”). The committee approves and periodically evaluates the Company’s compensation policies applicable to the Senior Executives, including the Chief Executive Officer, and reviews the performance of such Senior Executives. The committee believes that executive compensation should be directly linked to corporate performance and increases in stockholder value. Its objectives are to provide: (1) levels of compensation that enable Skyworks to attract and retain key talent needed to obtain its business objectives; (2) variable compensation opportunities linked directly to Company performance; and (3) stock-based compensation opportunities that link executive compensation to stockholder value. The elements of compensation for the Senior Executives are base salary, short-term cash incentives, and long-term stock-based awards.
      Compensation for Skyworks’ Senior Executives, including salary, short-term cash incentives and long-term stock-based incentives, is established at levels intended to be competitive with the compensation of comparable executives in similar companies. In determining competitive compensation standards, the Compensation Committee utilized studies from third-party compensation consultants at Aon/ Radford Consulting on executive compensation in comparable high technology and semiconductor companies. At the request of the committee, Aon/ Radford Consulting, assisted by management, selected, as a comparator, a peer group of 17 publicly-traded, U.S.-based corporations with which the Company may compete in recruiting executive talent. The comparator group selected has been approved by the committee. Following a review of these studies, the Compensation Committee established base salaries, short-term cash incentive targets and long-term stock-based awards. Base salaries and long-term stock-based awards were generally targeted at the market median, and in certain instances were targeted closer to the 75th percentile of the Company’s peers based on roles, responsibilities and performance. Total cash compensation (i.e., base salary plus short-term cash incentive) was also targeted at the market median with the opportunity for executives to earn above the market median based on performance. In establishing individual compensation, the Compensation Committee considers the individual experience and performance of the executive, as well as the performance of Skyworks. The Chief Executive Officer is not present during voting or deliberations of the Compensation Committee concerning his compensation. However, the Compensation Committee does consider the recommendations of the Chief Executive Officer regarding the compensation of the other Senior Executives. These recommendations include an assessment of the individual’s responsibilities, experience, individual performance and contribution to the Company’s performance, and also generally take into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the competitive environment for attracting and retaining executives. In light of the considerations discussed above in determining base salaries, and the recommendations of the Compensation Committee’s compensation consultant, the committee increased the base salaries of the Senior Executives an average of 4% effective for fiscal year 2006. Given the Company’s performance, the Company’s Chief Executive Officer did not receive a salary increase for fiscal year 2006.
      Short-term cash incentive compensation for each Senior Executive is established annually by the Compensation Committee by tying a significant portion of each Senior Executive’s total cash compensation to the Company’s accomplishment of specific financial objectives. The Compensation Committee established aggressive forward-looking financial targets for Skyworks’ Senior Executives for fiscal year 2005. During fiscal year 2005, the Company’s financial performance did not meet these targets. Accordingly, no annual cash incentive payments were made to the Chief Executive Officer or any of the other Senior Executives for fiscal year 2005.
      The Compensation Committee currently provides Senior Executives with long-term stock-based compensation under Skyworks’ 2005 Long-Term Incentive Plan. In the past, the Compensation Committee typically awarded nonqualified stock options under its stock-based compensation plans. Given the mandate of the expensing of stock-based compensation awards, the Company has started to grant alternative equity vehicles, such as restricted stock. The committee determines who should receive grants, when grants should be made, the type of grants to be made, the applicable vesting schedules and the number of shares subject to each award. These grants are intended to tie the value of Senior Executives’ compensation to the long-term value of Skyworks’ common stock. The stock-based awards granted by the committee typically utilize vesting periods in order to encourage key employees to remain employed by Skyworks. In general, the Compensation Committee bases its decisions regarding the grant of stock-based awards on recommendations of management and the committee’s third-party compensation consultant, with the intention of keeping the executives’ overall compensation, including the stock-based component of that compensation, at a competitive level with the Skyworks’ comparator group. The Compensation Committee also considers the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under its stock-based compensation plans, the number of options and shares held by the Senior Executive for whom an award is being considered and the other elements of the Senior Executive’s compensation, as well as the Company’s compensation objectives and policies described above. As with the determination of base salaries and short-term cash incentives, the Committee exercises subjective judgment and discretion in view of the above criteria. During fiscal year 2005, the Compensation Committee granted a combination of restricted stock and stock options to each of the Senior Executives under stock-based compensation plans, targeted at the market median of the Company’s peers, with adjustments to reflect roles within the Company and individual performance.
      Skyworks also permits Senior Executives and other employees to purchase Skyworks common stock at a discount through the Company’s Employee Stock Purchase Plan. Skyworks’ employees, including the Senior Executives, may also participate in the Company’s 401(k) Plan, under which Skyworks’ employer contribution has in recent years been made in the form of Skyworks common stock. The committee believes that these programs, along with stock-based awards, provide the Senior Executives with the opportunity to acquire long-term stock ownership positions, and help to align the executives’ interests with stockholders’ interests. The committee believes that this directly motivates Senior Executives to maximize long-term stockholder value.
      A final component of executive compensation provided executives and other highly compensated employees with a means to defer recognition of income. Certain Senior Executives designated by the Compensation Committee participated in this Executive Compensation Plan during fiscal year 2005, which is discussed in the “Executive Compensation” section of this Proxy Statement. As a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to this plan.
      With regard to Mr. Aldrich, the Company’s President and Chief Executive Officer, the Compensation Committee made an overall assessment of Mr. Aldrich’s leadership in establishing and executing long-term and short-term strategic, operational and business goals for the Company. Additionally, as part of the review process, the Compensation Committee assessed Skyworks’ financial and business results compared to the Company’s semiconductor peers; Skyworks’ financial performance relative to its financial performance in prior periods; Skyworks’ market competitiveness as measured by new business creation and product generation; and the health of the Skyworks organization as measured by the ability to attract and retain key employees. As a result of this review, the Compensation Committee awarded a mix of base salary and short-term cash incentive, along with a long-term, stock-based award, designed to align Mr. Aldrich’s compensation with the performance of Skyworks. The resulting total cash compensation was targeted at the market median of chief executive officers of the comparator group utilized by the Committee’s third-party compensation consultants. As a result of the Company’s performance, Mr. Aldrich did not receive a salary increase for fiscal year 2006. During fiscal year 2005, Mr. Aldrich received a base salary of $552,000, which was equivalent to the 67th percentile of this peer group. As discussed above, the Compensation Committee also established aggressive forward-looking financial targets for Mr. Aldrich for fiscal year 2005. During fiscal year 2005, the Company’s financial performance did not meet these targets, resulting in no annual cash incentive payment being made to Mr. Aldrich for fiscal year 2005. Mr. Aldrich also received a combination of restricted stock and stock options in fiscal year 2005 with a Black-Scholes value targeted at the 34th percentile of the Company’s peers.
      Section 162(m) of the IRC limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain of its executive officers. However, this deduction limitation does not apply to certain “qualified performance-based compensation” within the meaning of the IRC and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m), and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.
      Based on the recommendations of the Compensation Committee, Skyworks entered into severance agreements with certain Senior Executives in fiscal year 2005. Such agreements do not guarantee salary, position or benefits, but provide salary continuation and other benefits in the event of a termination after a change in control or certain other terminations. Certain of these agreements are described in the “Severance Agreements” section of this Proxy Statement.

The Compensation Committee

Kevin L. Beebe
Timothy R. Furey, Chairman
David P. McGlade

COMPENSATION OF EXECUTIVE OFFICERS
      The following table presents information about total compensation during the last three completed fiscal years for the Chief Executive Officer and the four next most highly compensated persons serving as executive officers during the year (the “Named Executives”).
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards
	Annual Compensation
					Restricted	Securities
Name and Principal	Fiscal				Stock	Underlying		All Other
Position	Year	Salary	Bonus		Awards($)(1)	Options(#)		Compensation(2)

David J. Aldrich	2005	$549,800	$—		$391,940	274,254		$10,804
President and	2004	$527,539	$1,060,000		—	500,000		$12,608
Chief Executive Officer	2003	$480,000	$—		—	—		$9,548
Kevin D. Barber	2005	$342,700	$—		$92,222	64,530		$9,464
Senior Vice President	2004	$329,646	$397,000		—	210,000	(3)	$13,397
and General Manager,	2003	$307,615	$—		—	—		$6,890
Mobile Platforms
Liam K. Griffin	2005	$298,000	$—		$92,222	64,530		$9,445
Senior Vice President,	2004	$278,769	$336,000		—	110,000		$8,298
Sales and Marketing	2003	$259,423	$115,000	(4)	—	—		$7,315
Allan M. Kline(5)	2005	$336,700	$—		$92,222	64,530		$11,716
Vice President, Chief	2004	$237,500	$390,000		—	280,000	(6)	$6,413
Financial Officer	2003	$—	$—		—	—		$—
Gregory L. Waters	2005	$318,900	$—		$92,222	64,530		$46,590	(7)
Executive Vice President	2004	$295,385	$360,000		—	100,000		$22,039	(7)
	2003	$117,288	$60,000	(7)	—	225,000	(6)	$4,165

(1)	Amounts shown represent the dollar value of the restricted stock awards based on the value of the Company’s common stock on the date of grant. All grants of restricted stock vest 25% per year on each of the first four anniversaries of the grant date and were made under the Company’s 2005 Long-Term Incentive Plan. On May 10, 2005, Mr. Aldrich received a grant of 75,373 shares of restricted stock and Messrs. Barber, Griffin, Kline, and Waters each received a grant of 17,735 shares of restricted stock. The dollar value shown above with respect to each of the Named Executives is based upon the closing price of the Company’s common stock ($5.20) on May 10, 2005. As of September 30, 2005, the aggregate number of shares of restricted stock held by each of the Named Executives, and the dollar value of such shares, was as follows: Mr. Aldrich, 75,373 shares ($529,118); Mr. Barber, 17,735 shares ($124,500); Mr. Griffin, 17,735 shares ($124,500); Mr. Kline, 17,735 shares ($124,500); and Mr. Waters, 17,735 shares ($124,500). The dollar values are based upon the closing price of the Company’s common stock ($7.02) on September 30, 2005.

(2)	“All Other Compensation” includes the Company’s contributions to each Named Executive’s 401(k) plan account, the cost of group term life insurance premiums, and de minimis service awards.

(3)	Mr. Barber received an annual stock option grant to purchase 110,000 shares in January 2004, and a one-time stock option grant to purchase 100,000 shares in connection with his promotion to Senior Vice President and General Manager, RF Solutions in November 2003.

(4)	As an incentive for joining the Company in August 2001, Mr. Griffin was guaranteed a one-time bonus of $115,000, which was paid during fiscal 2003.

(5)	Mr. Kline joined the Company as an executive officer on January 5, 2004.

(6)	As an incentive for joining the Company, Messrs. Kline and Waters received one-time new hire stock option grants to purchase 280,000 shares and 225,000 shares, respectively.

(7)	Mr. Waters joined the Company on April 17, 2003, and was appointed an executive officer on February 6, 2004. As an incentive for joining the Company, Mr. Waters received a sign on bonus of $60,000. Mr. Waters also received $37,413 and $9,591 in relocation reimbursements in fiscal years 2005 and 2004, respectively, which is included in “All Other Compensation.”

      The following tables provide information about stock options granted to and exercised by each of the Named Executives in fiscal year 2005, if any, and the value of options held by each at September 30, 2005.
OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year(%)	($/Share)	Date	5%	10%

David J. Aldrich	274,254	5.9	$8.93	11/10/2014	$1,540,218	$3,903,216
Kevin D. Barber	64,530	1.4	$8.93	11/10/2014	$362,402	$918,399
Liam K. Griffin	64,530	1.4	$8.93	11/10/2014	$362,402	$918,399
Allan M. Kline	64,530	1.4	$8.93	11/10/2014	$362,402	$918,399
Gregory L. Waters	64,530	1.4	$8.93	11/10/2014	$362,402	$918,399
      The options vest at a rate of 25% per year commencing one year after the date of grant, provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination. The assumed annual rates of stock price appreciation stated in the table are dictated by regulations of the SEC, and are compounded annually for the full term of the options. These assumptions do not reflect our estimates of future stock price growth and actual outcomes may differ.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES
			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options
	Shares		at September 30, 2005(#)		at September 30, 2005($)
	Acquired On	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David J. Aldrich	50,000	$385,410	1,364,000	349,254	$569,170	$152,250
Kevin D. Barber	—	$—	287,564	158,280	$114,188	$38,063
Liam K. Griffin	—	$—	297,500	77,030	$76,125	$25,375
Allan M. Kline	—	$—	70,000	274,530	$—	$—
Gregory L. Waters	—	$—	212,500	177,030	$191,250	$191,250
      The values of unexercised options in the foregoing table are based on the difference between the $7.02 closing price of Skyworks’ common stock on September 30, 2005, the end of the 2005 fiscal year, on the NASDAQ Stock Market, and the respective option exercise price.
LONG-TERM INCENTIVE AWARDS
      There were no long-term incentive awards granted to any Named Executives for fiscal year 2005.
EXECUTIVE COMPENSATION
      Our executives are eligible for awards of nonqualified stock options, restricted stock, and other stock-based awards under our applicable stock-based compensation plans. These stock-based compensation plans are administered by the Compensation Committee of the Board of Directors. Generally, the exercise price at which an executive may purchase Skyworks’ common stock pursuant to a stock option is the fair market value of Skyworks’ common stock on the date of grant. Stock options are granted subject to restrictions on vesting, with equal portions of the total grant typically vesting over a period of four years. Our stock options are subject to termination (after certain grace periods) upon termination of employment, disability or death. Restricted stock awards involve the issuance of shares of common stock that may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part, if the executive terminates his or her employment with Skyworks.

      The Named Executives were also eligible to receive short-term cash incentive compensation under which a percentage of each executive’s total cash compensation is tied to the Company’s accomplishment of specific financial objectives during fiscal year 2005. The Company did not achieve the financial objectives set by the Board of Directors, and therefore no short-term cash incentive payments were made to the Named Executives with respect to fiscal year 2005. Certain Named Executives also were provided an opportunity to participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”), an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation. Deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid. Participants normally receive the deferred amounts upon retirement. Although the Company had discretion to make additional contributions to the accounts of participants, it has never done so. As a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to the plan.
COMPENSATION OF DIRECTORS
      Directors who are not employees of Skyworks are paid, in quarterly installments, an annual retainer of $30,000, plus an additional $1,000 for each Board of Directors meeting attended in person or $500 for each Board of Directors meeting attended by telephone. Effective beginning fiscal year 2005, the Chairman of the Board of Directors is paid an annual retainer of $45,000. Additional annual retainers are paid to the Chairman of the Audit Committee ($9,000); the Chairman of the Compensation Committee ($6,000); and the Chairman of the Nominating and Governance Committee ($2,500). In addition, Directors who serve on Committees in roles other than as Chairman are annually paid $3,000 (Audit Committee); $2,000 (Compensation Committee); and $1,250 (Nominating and Corporate Governance Committee). Each new non-employee director receives an option to purchase 45,000 shares of common stock immediately following the earlier of Skyworks’ annual meeting of stockholders at which the director is first elected by the stockholders or following his initial appointment by the Board of Directors. Additionally, following each annual meeting of stockholders each non-employee director who is continuing in office or re-elected receives an option to purchase 15,000 shares of common stock. The exercise price of stock options granted to directors is equal to the fair market value of the common stock on the date of grant. Stock option grants to directors for fiscal years 2002, 2003 and 2004 were made under the 2001 Directors’ Stock Option Plan. All options under the 2001 Directors’ Stock Option Plan are non-qualified options, with a maximum ten (10) year term, that become exercisable in four (4) equal increments over a period of four (4) years from the date of grant.
      In connection with his appointment to the Board of Directors, Mr. McGlade was granted an option to purchase 45,000 shares of common stock on February 1, 2005, at an exercise price equal to the fair market value of the common stock on the date of grant under our Directors’ 2001 Stock Option Plan. In connection with their continued service on the Board of Directors, each of Messrs. Beebe, Beguwala, Decker, Furey, Iyer, Leonard and McLachlan was granted an option to purchase 15,000 shares of common stock on April 28, 2005, at an exercise price equal to the fair market value of the common stock on the date of grant.
      On June 27, 2005, the Company’s Board of Directors modified the terms of certain options to purchase the Company’s common stock held by Mr. Donald R. Beall, a former director of the Company who retired on April 28, 2005. Specifically, the vesting of 36,750 of Mr. Beall’s outstanding stock options was accelerated such that they are now exercisable. In addition, the exercise period for 73,500 of Mr. Beall’s stock options (including the 36,750 accelerated options discussed above) was extended so that, instead of expiring on July 28, 2005, such options would continue to be exercisable until April 28, 2007. The options affected have exercise prices ranging from $6.24 to $11.75. These modifications did not affect 258,514 of Mr. Beall’s other outstanding options, which were fully vested pursuant to their original terms at the time of his retirement and expire at various times beginning July 28, 2005, and ending April 28, 2010. In accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, the modification of 13,500 of the above-referenced stock options will not affect the Company’s financial statements because the exercise price for such options was higher than the market price of the Company’s stock at the modification date. Therefore, the intrinsic value of such stock options was zero at the date of the modification, and no additional compensation cost will result. The modification of the other 60,000 above-referenced options will result in the Company incurring a non-cash charge of $57,450 since the exercise price for such options was lower than the market price of the Company’s stock at the modification date. In addition, fixed stock option accounting continues to apply to all of the modified stock options because neither the number of stock options nor the exercise price of such stock options was changed as a result of the modification. None of the Company’s stock-based compensation plans was affected by the aforementioned modifications.
      No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of Skyworks. Mr. Aldrich’s compensation as President and Chief Executive Officer of Skyworks is disclosed above.
SEVERANCE AGREEMENTS

Change of Control/Severance Agreement with Mr. Aldrich
      In fiscal 2005, the Company entered into a Change of Control/ Severance Agreement with Mr. David J. Aldrich (the “Aldrich Agreement”), the Company’s Chief Executive Officer. The Aldrich Agreement sets out severance benefits that become payable if, within twenty-four (24) months of a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a severance payment equal to two and one-half (2 1/2) times his total annual compensation for the previous twelve (12) months, including salary and bonus (with the bonus to be the greater of (x) the average bonus received for the three years prior to the year in which the change of control occurs or (y) the target bonus for the year in which the change of control occurs); (ii) vesting of all outstanding stock options and any restricted stock, with such stock options remaining exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) if applicable, a gross-up payment for any excise taxes incurred under Section 4999 of the IRC. The Aldrich Agreement also sets out severance benefits that become payable if, while employed by the Company, but not following a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under such circumstances will consist of the following: (i) a severance payment equal to two (2) times his total annual compensation for the previous twelve (12) months, including salary and bonus (with the bonus to be the greater of (x) the average bonus received for the three years prior to the year in which the change of control occurs or (y) the target bonus for the year in which the change of control occurs); and (ii) vesting of all outstanding stock options and any restricted stock, with such stock options remaining exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms). In the event of Mr. Aldrich’s death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms). The Aldrich Agreement also contains non-compete and non-solicitation provisions applicable to Mr. Aldrich while he is employed by the Company, and for a period of twenty-four (24) months following the termination of his employment.

Change of Control/Severance Agreements with Messrs. Griffin, Kline, and Waters
      In fiscal 2005, the Company entered into a Change of Control/ Severance Agreement with each of Mr. Liam K. Griffin, Mr. Allan M. Kline, and Mr. Gregory L. Waters (the “COC Agreements”). Each COC Agreement sets out severance benefits that become payable if, within twelve (12) months of a change of control, the executive either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to the executive in such circumstances will consist of the following: (i) a severance payment equal to two (2) times his total annual compensation for the previous twelve (12) months, including salary and bonus (with the bonus to be the greater of (x) the average bonus received for the three years prior to the year in which the change of control occurs or (y) the target bonus for the year in which the change of control occurs); (ii) vesting of all outstanding stock options and any restricted stock, with such stock options remaining exercisable for a period of twenty-four (24) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) if applicable, a gross-up payment for any excise taxes incurred under Section 4999 of the IRC. Each COC Agreement also sets out severance benefits that become payable if, while employed by the Company, but not following a change of control, the executive is involuntarily terminated without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a severance payment equal to the sum of (x) one and one-half (1 1/2) times his annual base salary and (y) any bonus then due; and (ii) all outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms). In the event the executive’s death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms). Each COC Agreement also contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company, and for a period of twenty-four (24) months following the termination of his employment.

Change of Control/ Severance Agreement with Mr. Barber
      In fiscal 2005, the Company also entered into a Change of Control/ Severance Agreement with Mr. Kevin D. Barber (the “Barber Agreement”). The Barber Agreement sets out severance benefits that become payable if, within twelve (12) months of a change of control, the Mr. Barber either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Barber in such circumstances will consist of the following: (i) severance pay equal to two (2) times his total annual compensation for the previous twelve (12) months, including salary and bonus (with the bonus to be the greater of (x) the average bonus received for the three years prior to the year in which the change of control occurs or (y) the target bonus for the year in which the change of control occurs), with such severance to be paid, at the Company’s election, in a lump sum payment at the time of termination or pro-rata over a period of twelve (12) months following termination; (ii) vesting of all outstanding stock options and any restricted stock, with such stock options remaining exercisable for a period of twenty-four (24) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) if applicable, gross-up payments for any excise (or other) taxes incurred under Sections 4999 and 409A of the IRC. The Barber Agreement also sets out severance benefits that become payable if, while employed by the Company, but not following a change of control, Mr. Barber is involuntarily terminated without cause. The severance benefits provided to Mr. Barber under such circumstance will consist of the following: (i) severance pay equal to the sum of (x) one and one-half (1 1/2) times his annual base salary and (y) any bonus then due, with such severance to be paid pro-rata over a period of twelve (12) months following his termination; and (ii) all outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms). In the event of Mr. Barber’s death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms). The Barber Agreement also contains a non-solicitation provision applicable to Mr. Barber while he is employed by the Company, and for a period of twelve (12) months following the termination of his employment.

STOCK PERFORMANCE GRAPH
      The following graph shows the change in Skyworks’ cumulative total stockholder return for the last five fiscal years, based upon the market price of Skyworks’ common stock, compared with: (i) the cumulative total return on the Standard & Poor’s 500 Index and (ii) the Standard & Poor’s 500 Semiconductor Index. The graph assumes a total initial investment of $100 as of September 30, 2000, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period.
ANNUAL RETURN PERCENTAGE

	Years Ended September 30,

Company/Index	2001	2002	2003	2004	2005

Skyworks Solutions, Inc.	(43.13)	(76.61)	106.29	1.52	(29.73)
S&P 500 Index	(26.62)	(20.49)	26.75	11.80	10.57
S&P 500 Semiconductors	(60.74)	(36.38)	90.74	(19.43)	24.20
INDEXED RETURNS

	Years Ended September 30,

	Base Period
Company/Index	2000	2001	2002	2003	2004	2005

Skyworks Solutions, Inc.	100	56.87	13.30	27.43	27.85	19.57
S&P 500 Index	100	73.38	58.35	73.95	82.68	91.42
S&P 500 Semiconductors	100	39.26	24.98	47.64	38.38	47.67
      The stock price information shown on the above stock performance graph, annual return percentage table and indexed returns table are not necessarily indicative of future price performance. Information used on the graph and in the tables was obtained from Standard & Poor’s, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.
      Skyworks’ common stock is traded on the NASDAQ Stock Market under the symbol “SWKS.” Prior to June 25, 2002, Skyworks’ common stock was traded on the NASDAQ Stock Market under the symbol “AHAA.”

Stock-Based Compensation Plan Information
      The Company maintains 10 stock-based compensation plans under which our securities are authorized for issuance to our employees and/or directors:

•	the 1986 Long-Term Incentive Plan,

•	the 1994 Non-Qualified Stock Option Plan

•	the 1996 Long-Term Incentive Plan

•	the Directors’ 1997 Non-Qualified Stock Option Plan

•	the 1999 Employee Long-Term Incentive Plan

•	the Directors’ 2001 Stock Option Plan

•	the Non-Qualified Employee Stock Purchase Plan

•	the 2002 Employee Stock Purchase Plan

•	the Washington Sub, Inc. 2002 Stock Option Plan and

•	the 2005 Long-Term Incentive Plan.
      Except for the 1999 Employee Long-Term Incentive Plan, the Washington Sub, Inc. 2002 Stock Option Plan and the Non-Qualified Employee Stock Purchase Plan, each of the foregoing stock-based compensation plans was approved by our stockholders.
      A description of the material features of each such plan is provided below under the headings “1999 Employee Long-Term Incentive Plan,” “Washington Sub, Inc. 2002 Stock Option Plan” and “Non-Qualified Employee Stock Purchase Plan.”
      The following table presents information about these plans as of September 30, 2005.
Number of Securities
		Weighted-Average	Remaining Available for
	Number of Securities	Exercise Price of	Future Issuance Under
	to be Issued Upon	Outstanding	Stock-Based Compensation
	Exercise of Outstanding	Options,	Plans (Excluding
	Options, Warrants, and	Warrants and	Securities Reflected in
Plan Category	Rights	Rights	Column (a))

	(a)	(b)	(c)
Stock-based compensation plans approved by security holders	9,119,911	$15.16	5,172,699(1)
Stock-based compensation plans not approved by security holders	22,457,595	$12.11	3,242,660(2)
Total	31,577,506(3)	$12.99	8,415,359

(1)	No further grants will be made under the 1986 Long-Term Incentive Plan, the 1994 Non-Qualified Stock Option Plan and the Directors’ 1997 Non-Qualified Stock Option Plan.

(2)	No further grants may be made under the Washington Sub Inc. 2002 Stock Option Plan.

(3)	Includes 8,602,253 options held by non-employees (excluding directors).

1999 Employee Long-Term Incentive Plan
      The Company’s 1999 Employee Long-term Incentive Plan (the “1999 Employee Plan”) provides for the grant of non-qualified stock options to purchase shares of the Company’s common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant’s termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a “change in control” of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment which affects outstanding options be consented to by the holder of the options.

Washington Sub, Inc. 2002 Stock Option Plan
      The Washington Sub, Inc. 2002 Stock Option Plan (the “Washington Sub Plan”) became effective on June 25, 2002, in connection with the Merger. At the time of the spin-off of Conexant’s wireless business, outstanding Conexant options granted pursuant to certain Conexant stock-based compensation plans were converted so that following the spin-off and Merger each holder of those certain Conexant options held (i) options to purchase shares of Conexant common stock and (ii) options to purchase shares of Skyworks common stock. The purpose of the Washington Sub Plan is to provide a means for the Company to perform its obligations with respect to these converted stock options. The only participants in the Washington Sub Plan are those persons who, at the time of the Merger, held outstanding options granted pursuant to certain Conexant stock option plans. No further options to purchase shares of Skyworks common stock will be granted under the Washington Sub Plan. The Washington Sub Plan contains a number of sub-plans, which contain terms and conditions that are applicable to certain portions of the options subject to the Washington Sub Plan, depending upon the Conexant stock option plan from which the Skyworks options granted under the Washington Sub Plan were derived. The outstanding options under the Washington Sub Plan generally have the same terms and conditions as the original Conexant options from which they are derived. Most of the sub-plans of the Washington Sub Plan contain provisions related to the effect of a participant’s termination of employment with the Company, if any, and/or with Conexant on options granted pursuant to such sub-plan. Several of the sub-plans under the Washington Sub Plan contain specific provisions related to a change in control of the Company.

Non-Qualified ESPP
      The Company also maintains a Non-Qualified Employee Stock Purchase Plan to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified Employee Stock Purchase Plan is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.
OTHER PROPOSED ACTION
      As of the date of this Proxy Statement, the directors know of no business which is expected to come before the Annual Meeting other than (i) the election of the nominees to the Board of Directors, (ii) the approval of the amendment to the Company’s 2005 Long-Term Incentive Plan, (iii) the approval of the amendment to the Company’s 2002 Employee Stock Option Plan, (iv) the approval of the repurchase of certain stock options granted pursuant to the Washington Sub, Inc. 2002 Stock Option Plan held by non-employees, and (v) the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2006. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16 (a) of the Exchange Act requires our directors, executive officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions of securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to us, and other information provided to us, with respect to our fiscal year ended September 30, 2005, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers with respect to our fiscal year ended September 30, 2005, were timely made.
SOLICITATION EXPENSES
      Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone,

e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional compensation for any such services. We have retained Mellon Investor Services to assist in the solicitation of proxies, at a cost to the Company of approximately $12,000, plus out-of-pocket expenses.
ANNUAL REPORT ON FORM 10-K
      Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the SEC are available to stockholders without charge via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.
STOCKHOLDER PROPOSALS
      Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals or nominations may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2007 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2007 proxy statement, any such proposals or nominations must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal offices at 20 Sylvan Road, Woburn, MA 01801, no later than October 16, 2006, and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Additionally, the Company must have notice of any stockholder proposal or nomination to be submitted at the 2007 annual meeting (but not required to be included in the proxy statement) not later than December 30, 2006 or, in the event that the 2007 annual meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2006 annual meeting, the later of December 30, 2006 or the 10th day following the day on which public announcement of the date of the 2007 annual meeting is first made by the Company, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.
      The stockholder’s submission must include, with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address and the number of shares of common stock of the Company which are owned beneficially and of record and must also set forth: (i) as to each person proposed for nomination for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to any other business proposed to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Proposals or nominations not meeting these requirements will not be entertained at the 2007 annual meeting.

☐          ■

SKYWORKS SOLUTIONS, INC.
Proxy for Annual Meeting of Stockholders
March 30, 2006
SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints David J. Aldrich and Allan M. Kline, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., Eastern Standard Time, on Thursday, March 30, 2006, at the Boston Marriott Burlington, located at One Mall Road in Burlington, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated February 13, 2006, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
Skyworks Solutions, Inc.
March 30, 2006
          PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 P.M. Eastern Standard Time the day before the meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 THROUGH 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two (2) members of the Board of Directors of the Company as Class l Directors with terms expiring at the fiscal year 2009 Annual Meeting of Stockholders:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Balakrishnan S. Iyer Thomas C. Leonard

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve a plan to repurchase certain outstanding stock options issued pursuant to the Washington Sub, Inc. 2002 Stock Option Plan.	☐	☐	☐

3.	To approve an amendment to the Company’s 2005 Long-Term Incentive Plan.	☐	☐	☐

4.	To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan.	☐	☐	☐

5.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006.	☐	☐	☐

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 5.

I/We consent to future access of the Annual Report and Proxy Materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.		☐	☐	☐

TO VIEW THE ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO: www.skyworksinc.com.

	I/We will attend the annual meeting.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■